==============================================================================

                    CASE EQUIPMENT LOAN TRUST 1996-B



                             TRUST AGREEMENT


                                 between


                        CASE RECEIVABLES II INC.


                                   and


                     CHASE MANHATTAN BANK DELAWARE,
                               as Trustee


                      Dated as of September 1, 1996

==============================================================================


                          Table of Contents
                          -----------------
                                                                    Page
                                                                    ----
                                ARTICLE I
                               Definitions

SECTION 1.1.  Capitalized Terms......................................  1
SECTION 1.2.  Other Definitional Provisions..........................  3

                               ARTICLE II
                              Organization

SECTION 2.1.  Name...................................................  4
SECTION 2.2.  Office.................................................  4
SECTION 2.3.  Purposes and Powers....................................  4
SECTION 2.4.  Appointment of Trustee.................................  5
SECTION 2.5.  Initial Capital Contribution of Trust Estate...........  5
SECTION 2.6.  Declaration of Trust...................................  5
SECTION 2.7.  Liability of the Certificateholders....................  6
SECTION 2.8.  Title to Trust Property................................  6
SECTION 2.9.  Situs of Trust.........................................  7
SECTION 2.10.  Representations and Warranties of the Depositor.......  7
SECTION 2.11.  Federal Income Tax Allocations........................  8

                               ARTICLE III
              Trust Certificates and Transfer of Interests

SECTION 3.1.  Initial Ownership......................................  9
SECTION 3.2.  The Trust Certificates.................................  9
SECTION 3.3.  Authentication of Trust Certificates...................  9
SECTION 3.4.  Registration of Transfer and Exchange of Trust
               Certificates.......................................... 10
SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Trust Certificates 11
SECTION 3.6.  Persons Deemed Certificateholders...................... 11
SECTION 3.7.  Access to List of Certificateholders' Names and
               Addresses............................................. 12
SECTION 3.8.  Maintenance of Office or Agency........................ 12
SECTION 3.9.  Appointment of Paying Agent............................ 12
SECTION 3.10.  Disposition by Depositor.............................. 13
SECTION 3.11.  Book-Entry Trust Certificates......................... 13
SECTION 3.12.  Notices to Clearing Agency............................ 14
SECTION 3.13.  Definitive Trust Certificates......................... 15


                               ARTICLE IV
                           Actions by Trustee

SECTION 4.1.  Prior Notice to Certificateholders with Respect to
               Certain Matters....................................... 15
SECTION 4.2.  Action by Certificateholders with Respect to Certain
               Matters............................................... 16
SECTION 4.3.  Action by Certificateholders with Respect to Bankruptcy 16
SECTION 4.4.  Restrictions on Certificateholders' Power.............. 17
SECTION 4.5.  Majority Control....................................... 17

                                ARTICLE V
               Application of Trust Funds; Certain Duties

SECTION 5.1.  Establishment of Trust Account......................... 17
SECTION 5.2.  Applications of Trust Funds............................ 17
SECTION 5.3.  Method of Payment...................................... 18
SECTION 5.4.  No Segregation of Moneys; No Interest.................. 18
SECTION 5.5.  Accounting and Reports to the Indenture Noteholders,
               Certificateholders, the Internal Revenue Service
               and Others............................................ 18
SECTION 5.6.  Signature on Returns; Tax Matters Partner.............. 19

                               ARTICLE VI
                     Authority and Duties of Trustee

SECTION 6.1.  General Authority...................................... 19
SECTION 6.2.  General Duties......................................... 20
SECTION 6.3.  Action upon Instruction................................ 20
SECTION 6.4.  No Duties Except as Specified in this Agreement or in
               Instructions.......................................... 21
SECTION 6.5.  No Action Except Under Specified Documents or
               Instructions.......................................... 21
SECTION 6.6.  Restrictions........................................... 22

                               ARTICLE VII
                         Concerning the Trustee

SECTION 7.1.  Acceptance of Trusts and Duties........................ 22
SECTION 7.2.  Furnishing of Documents................................ 23
SECTION 7.3.  Representations and Warranties......................... 23
SECTION 7.4.  Reliance; Advice of Counsel............................ 24
SECTION 7.5.  Not Acting in Individual Capacity...................... 25
SECTION 7.6.  Trustee Not Liable for Trust Certificates or
               Receivables........................................... 25
SECTION 7.7.  Trustee May Not Own Notes.............................. 25

                              ARTICLE VIII
                         Compensation of Trustee

SECTION 8.1.  Trustee's Fees and Expenses............................ 26
SECTION 8.2.  Indemnification........................................ 26
SECTION 8.3.  Payments to the Trustee................................ 26


                               ARTICLE IX
                     Termination of Trust Agreement

SECTION 9.1.  Termination of Trust Agreement......................... 27
SECTION 9.2.  Dissolution upon Bankruptcy of the Depositor........... 28



                                ARTICLE X
               Successor Trustees and Additional Trustees

SECTION 10.1.  Eligibility Requirements for Trustee.................. 29
SECTION 10.2.  Resignation or Removal of Trustee..................... 29
SECTION 10.3.  Successor Trustee..................................... 30
SECTION 10.4.  Merger or Consolidation of Trustee.................... 31
SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee......... 31

                               ARTICLE XI
                              Miscellaneous

SECTION 11.1.  Supplements and Amendments............................ 32
SECTION 11.2.  No Legal Title to Trust Estate in Certificateholders.. 34
SECTION 11.3.  Limitations on Rights of Others....................... 34
SECTION 11.4.  Notices............................................... 34
SECTION 11.5.  Severability.......................................... 35
SECTION 11.6.  Separate Counterparts................................. 35
SECTION 11.7.  Successors and Assigns................................ 35
SECTION 11.8.  Covenants of the Depositor............................ 35
SECTION 11.9.  No Petition........................................... 36
SECTION 11.10.  No Recourse.......................................... 36
SECTION 11.11.  Headings............................................. 36
SECTION 11.12.  Governing Law........................................ 36
SECTION 11.13.  Administrator........................................ 36


                                EXHIBITS

EXHIBIT A        Form of Trust Certificate
EXHIBIT B        Form of Certificate of Trust


      TRUST AGREEMENT dated as of September 1, 1996, between CASE
RECEIVABLES II INC., a Delaware corporation, as Depositor, and CHASE MANHATTAN BANK DELAWARE, a Delaware banking corporation, as Trustee.


                                ARTICLE I
                               Definitions


      SECTION 1.1. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

      "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

      "Basic Documents" shall mean the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Class B Note Purchase Agreement, the Certificate Depository Agreement, the Indenture Note Depository Agreement and the other documents and certificates delivered in connection therewith.

      "Benefit Plan" shall have the meaning assigned to such term in
Section 3.4.

      "Book-Entry Trust Certificate" shall mean a beneficial interest in the Trust Certificates, ownership and transfers of which shall be made through book-entries by a Clearing Agency as described in Section 3.11.

      "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.1.

      "Certificate Depository Agreement" shall mean the agreement dated the Closing Date among the Trust, the Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency, relating to the Trust Certificates, as the same may be amended and supplemented from time to time.

      "Certificateholder" shall mean a Person in whose name a Trust Certificate is registered.

      "Certificate of Trust" shall mean the Certificate of Trust substantially in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Trust Statute.

      "Certificate Owner" shall mean, with respect to a Book-Entry Trust Certificate, the Person who is the beneficial owner of such Book-Entry Trust Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

      "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4.

      "Corporate Trust Office" shall mean, with respect to the Trustee, the principal corporate trust office of the Trustee located at 1201 North Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Department; or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Certificateholders and the Depositor).

      "Definitive Trust Certificates" shall have the meaning set forth in
Section 3.11.

      "Depositor" shall mean the Seller in its capacity as Depositor hereunder.

      "Expenses" shall have the meaning assigned to such term in Section
8.2.

      "Holder" shall mean a Certificateholder.

      "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.2.

      "Initial Certificate Balance" shall mean the amount specified as the Initial Certificate Balance in a letter of instruction from the Depositor to the Trustee.

      "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9, and shall initially be The Chase Manhattan Bank.

      "Record Date" shall mean, with respect to any Payment Date, the close of business on the fourteenth day of the calendar month in which such Payment Date occurs, or if Definitive Trust Certificates are issued, the close of business on the last day of the calendar month preceding the month of such Payment Date, whether or not such day is a Business Day.

      "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement among the Trust, the Depositor, as Seller, and Credit, as Servicer, dated as of the date hereof, as the same may be amended and supplemented from time to time.

      "Secretary of State" shall mean the Secretary of State of the State of Delaware.

      "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

      "Trust" shall mean the trust established by this Agreement.

      "Trust Certificate" shall mean a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form attached hereto as Exhibit A.

      "Trustee" shall mean Chase Manhattan Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as trustee under this Agreement, and any successor Trustee hereunder.

      "Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

      "Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware
Code, 12 Del. Code   3801 et seq., as the same may be amended from time to
time.

      SECTION 1.2. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

      (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

      (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

      (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

      (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.


                               ARTICLE II
                              Organization


      SECTION 2.1. Name. The Trust created hereby shall be known as "Case Equipment Loan Trust 1996-B", in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

      SECTION 2.2. Office. The office of the Trust shall be in care of the Trustee at the Corporate Trust Office or at such other address in Delaware as the Trustee may designate by written notice to the Certificateholders and the Depositor.

      SECTION 2.3. Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority to, engage in the following activities:

           (a) to issue the Indenture Notes pursuant to the Indenture, the Class B Notes pursuant to the Class B Note Purchase Agreement and the Trust Certificates pursuant to this Agreement and to sell the Indenture Notes, the Class B Notes and the Trust Certificates in one or more transactions;

           (b) with the proceeds of the sale of the Indenture Notes, the Class B Notes and the Trust Certificates, to fund the Pre-Funding Account and to purchase the Receivables pursuant to the Sale and Servicing Agreement;

           (c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

           (d) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

           (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

           (f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders, the Class B Noteholders and the Indenture Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by this Agreement or the Basic Documents.

      SECTION 2.4. Appointment of Trustee. The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

      SECTION 2.5. Initial Capital Contribution of Trust Estate. The Depositor hereby contributes to the Trustee, as of the date hereof, the sum of $1.00. The Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee. The Depositor may also take steps necessary, including the execution and filing of any necessary filings, to ensure that the Trust is in compliance with any applicable state securities law.

      SECTION 2.6. Declaration of Trust. The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Spread Account), and the Indenture Notes and Class B Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Trust Statute with respect to accomplishing the purposes of the Trust.

      SECTION 2.7. Liability of the Certificateholders. (a) The Depositor shall be liable directly to, and will indemnify, any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates, a Class B Noteholder in the capacity of an investor in the Class B Notes or an Indenture Noteholder in the capacity of an investor in the Indenture Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph shall be evidenced by the Trust Certificates described in Section 3.10, which for purposes of the Trust Statute shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust; provided, that the rights and obligations evidenced by all Trust Certificates, regardless of class, except as provided in this Section, shall be identical.

      (b) No Certificateholder, other than to the extent set forth in paragraph (a), shall have any personal liability for any liability or obligation of the Trust.

      SECTION 2.8. Title to Trust Property. Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

      SECTION 2.9. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York.

      SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee that:

           (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

           (b) The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

           (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor shall have duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

           (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

      SECTION 2.11. Federal Income Tax Allocations. Interest payments on the Certificates at the Pass-Through Rate (including interest on amounts previously due on the Certificates but not yet distributed) shall be treated as "guaranteed payments" under Section 707(c) of the Code. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

           (a) among the Certificateholders as of the close of business on the last day of such month, in proportion to their ownership of principal amount of Trust Certificates on such date, an amount of net income up to the sum of: (i) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the Initial Certificate Balance over their initial aggregate issue price, (ii) Certificateholders' Prepayment Premium, if any, payable for such month and (iii) any other amounts of income payable to the Certificateholders for such month; and such sum of amounts specified in clauses (i) through (iii) of this sentence shall be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Trust Certificates over their principal amount; and

           (b) to the Depositor, and other holders of interests in the Spread Account, to the extent of any remaining net income, in accordance with their respective interests therein.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a), subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor (or other holders of interests in the Spread Account) to the extent the Depositor (or such holders) are reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the remaining Certificateholders as of the close of business on the last day of such month in proportion to their ownership of principal amount of Trust Certificates on such day. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor (or other holders of interests in the Spread Account) or to the Certificateholders, or as otherwise required by the Code.


                               ARTICLE III
              Trust Certificates and Transfer of Interests


      SECTION 3.1. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5, and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

      SECTION 3.2. The Trust Certificates. The Trust Certificates shall be issued in denominations of $1,000 or in integral multiples of $1,000 in excess thereof; provided, however, the Trust Certificates issued to the Depositor pursuant to Section 3.10 may be issued in such denomination as to include any residual amount. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be, when authenticated pursuant to Section 3.3, validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

      SECTION 3.3. Authentication of Trust Certificates. Concurrently with the sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Trustee shall cause the Trust Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its Holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Trustee or The Chase Manhattan Bank, as the Trustee's authenticating agent, by the manual signature of one of its authorized signatories; such certificate of authentication shall constitute conclusive evidence, and the only evidence, that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. No further Trust Certificates shall be issued except pursuant to Section 3.4, 3.5, 3.10 or 3.13 hereunder.

      SECTION 3.4. Registration of Transfer and Exchange of Trust Certificates. The Trust shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates. The Paying Agent shall be the "Certificate Registrar" for the purpose of registering Trust Certificates and the transfers of Trust Certificates as herein provided. Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Certificate Registrar.

      Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.8, if the requirements of Section 8-401(l) of the UCC are met, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate principal amount.

      At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations, of a like aggregate principal amount, upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8. Whenever any Trust Certificates are so surrendered for exchange, if the requirements of
Section 8-401(l) of the UCC are met, the Trustee shall execute, authenticate and deliver the Trust Certificates that the Certificateholder making the exchange is entitled to receive.

      All Trust Certificates issued upon any registration of transfer or exchange of Trust Certificates shall be entitled to the same benefits under this Agreement as the Trust Certificates surrendered upon such registration of transfer or exchange.

      Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee in accordance with its customary practice.

      No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Trust Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Trust
Certificates.

      The Trust Certificates and any beneficial interest in such Trust Certificates may not be acquired by: (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or
(c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each a "Benefit Plan"). By accepting and holding a Trust Certificate or an interest therein, the Holder thereof or Certificate Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan. The Trustee shall have no obligation to determine whether or not a Holder of a Trust Certificate or a Certificate Owner is or is not a Benefit Plan.

      SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If: (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate (provided, that the Trustee shall not be required to verify the evidence provided to it), and (b) there shall be delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a replacement Trust Certificate of like tenor and denomination.

      In connection with the issuance of any replacement Trust Certificate under this Section, the Trustee and the Certificate Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

      Any replacement Trust Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Trust Certificate shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, lost, stolen or destroyed Trust Certificate shall be found at any time, and shall be entitled to all the benefits of this Agreement.

      SECTION 3.6. Persons Deemed Certificateholders. Prior to due presentation of a Trust Certificate for registration of transfer of any Trust Certificate, the Trustee or the Certificate Registrar may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register (as of the day of determination) as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to
Section 5.2 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

      SECTION 3.7. Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Trustee of a request therefor from the Servicer or the Depositor in writing, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holder(s) of Trust Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

      SECTION 3.8. Maintenance of Office or Agency. The Trustee shall maintain in the Borough of Manhattan, City of New York an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Trustee initially designated The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001,
Attention: Structured Finance Services (ABS) as its principal corporate trust office for such purposes. The Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

      SECTION 3.9. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be The Chase Manhattan Bank, and any co-paying agent chosen by and acceptable to the Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee. In the event that the Trustee shall not be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

      SECTION 3.10. Disposition by Depositor. On and after the Closing Date, the Depositor shall retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Trust Certificate that would reduce such interest of the Depositor below 1% of the Certificate Balance shall be void. The Trustee shall cause any Trust Certificate issued to the Depositor on the Closing Date (and any Trust Certificate issued in exchange therefor) to contain a legend stating "THIS CERTIFICATE IS NONTRANSFERABLE."

      SECTION 3.11. Book-Entry Trust Certificates. The Trust Certificates, upon original issuance, will be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Trust Certificates, to be delivered to The Depository Trust Company, as the initial Clearing Agency, or its custodian, by, or on behalf of, the Trust; provided, however, that one Definitive Trust Certificate may be issued to the Depositor pursuant to Section 3.10. Such Trust Certificate(s) shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a Definitive Trust Certificate representing such Certificate Owner's interest in such Trust Certificate, except as provided in Section
3.13. Unless and until definitive, fully registered Trust Certificates (the "Definitive Trust Certificates") have been issued to Certificate Owners pursuant to Section 3.13:

           (i) the provisions of this Section shall be in full force and effect;

           (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Trust Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Trust Certificates (other than the Trust Certificate held by the Depositor) and shall have no obligation to the Certificate Owners;

           (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

           (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Certificate Depository Agreement. Unless and until Definitive Trust Certificates are issued (other than the Definitive Trust Certificate held by the Depositor), the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Trust Certificates to such Clearing Agency Participants; and

           (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Trust Certificates and has delivered such instructions to the Trustee.

      SECTION 3.12. Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Trust Certificates shall have been issued to Certificate Owners (other than the Definitive Trust Certificate held by the Depositor), the Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to Certificate Owners.

      SECTION 3.13. Definitive Trust Certificates. If: (i) the Administrator advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust Certificates, and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency has undertaken to notify all Certificate Owners and the Trustee of the occurrence of any such event and of the availability of the Definitive Trust Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the typewritten Trust Certificate(s) representing the Book-Entry Trust Certificates by the Clearing Agency, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Trust Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Certificates, the Trustee shall recognize the Holders of the Definitive Trust Certificates as Certificateholders. The Definitive Trust Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Trustee, as evidenced by its execution thereof.


                               ARTICLE IV
                           Actions by Trustee


      SECTION 4.1. Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Trustee shall not take action unless, at least 30 days before the taking of such action, the Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or shall not have provided alternative direction:

           (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Receivables);

           (b) the election by the Trust to file an amendment to the Certificate of Trust;

           (c) the amendment of the Indenture or the Class B Note Purchase Agreement in circumstances where the consent of any Indenture Noteholder or Class B Noteholder is required;

           (d) the amendment of the Indenture or the Class B Note Purchase Agreement in circumstances where the consent of any Indenture Noteholder or Class B Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

           (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect the interests of the Certificateholders; or

           (f) the appointment pursuant to the Indenture of a successor Indenture Note Registrar, Paying Agent or Indenture Trustee, or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Indenture Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

      SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Trustee shall not have the power, except upon the direction of the Certificateholders, to: (a) remove the Administrator under the Administration Agreement, (b) appoint a successor Administrator, (c) remove the Servicer under the Sale and Servicing Agreement or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

      SECTION 4.3.  Action by Certificateholders with Respect to
Bankruptcy. The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

      SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, nor shall the Trustee be obligated to follow any such direction, if given.

      SECTION 4.5. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.


                                ARTICLE V
               Application of Trust Funds; Certain Duties


      SECTION 5.1. Establishment of Trust Account. The Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

      The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Trustee (or the Depositor on behalf of the Trustee, if the Certificate Distribution Account is not then held by the Trustee or an affiliate thereof) shall, within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition shall be satisfied), establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

      SECTION 5.2. Applications of Trust Funds. (a) On each Payment Date, the Trustee will distribute to Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account pursuant to Sections 5.5, 5.6 and 5.7 of the Sale and Servicing Agreement.

      (b) On each Payment Date, the Trustee shall send to each Certificateholder the statement provided to the Trustee by the Servicer pursuant to Section 5.10 of the Sale and Servicing Agreement.

      (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Trustee may, in its sole discretion, withhold such amounts in accordance with this paragraph (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred.

      SECTION 5.3. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date and such Holder's Trust Certificates aggregate not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

      SECTION 5.4. No Segregation of Moneys; No Interest. Subject to Sections 5.1 and 5.2, moneys received by the Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.

      SECTION 5.5. Accounting and Reports to the Indenture Noteholders, Certificateholders, the Internal Revenue Service and Others. The Trustee shall: (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its Federal, State and local income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return on Internal Revenue Service Form 1065 or its successor), and make such elections as may from time to time be required or appropriate under any applicable State or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes,
(d) cause such tax returns to be signed in the manner required by law and
(e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables and shall elect under Section 171 of the Code to amortize any bond premium with respect to the Receivables. The Trustee shall not make the election provided under Section 754 of the Code.

      SECTION 5.6. Signature on Returns; Tax Matters Partner. (a) The Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Depositor.

      (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.


                               ARTICLE VI
                     Authority and Duties of Trustee


      SECTION 6.1. General Authority. The Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case in such form as the Depositor shall approve as evidenced conclusively by the Trustee's execution thereof, and, on behalf of the Trust, to (a) direct the Indenture Trustee to authenticate and deliver Indenture Notes and (b) issue the Initial Class B Notes and the Additional Class B Notes, in each case in the aggregate principal amount specified in a letter of instruction from the Depositor to the Trustee. In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

      SECTION 6.2. General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with this Agreement. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trustee hereunder or under any Basic Document, and the Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

      SECTION 6.3. Action upon Instruction. (a) Subject to Article IV and in accordance with the Basic Documents, the Certificateholders may by written instruction direct the Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

      (b) The Trustee shall not be required to take any action hereunder or under any Basic Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

      (c) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by this Agreement or any Basic Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

      (d) In the event that the Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

      SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by this Agreement or in any document or written instruction received by the Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Trustee. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, the Trustee that are not related to the ownership or the administration of the Trust Estate.

      SECTION 6.5.  No Action Except Under Specified Documents or
Instructions. The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except: (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 6.3.

      SECTION 6.6.  Restrictions. The Trustee shall not take any action:
(a) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (b) that, to the actual knowledge of the Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Trustee to take action that would violate this Section.


                               ARTICLE VII
                         Concerning the Trustee


      SECTION 7.1. Acceptance of Trusts and Duties. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Basic Documents and this Agreement. The Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except: (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

           (a) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

           (b) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, the Servicer or any Certificateholder;

           (c) no provision of this Agreement or any Basic Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

           (d) under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Basic
      Documents, including the principal of and interest on the Indenture Notes and the Class B Notes;

           (e) the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Indenture Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

           (f) the Trustee shall not be liable for the default or misconduct of the Administrator, the Seller, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

           (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders unless such Certificateholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby. The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

      SECTION 7.2. Furnishing of Documents. The Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, and at the expense of the Certificateholders, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Basic Documents.

      SECTION 7.3. Representations and Warranties. The Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

           (a) it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement,

           (b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf, and

           (c) the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Trustee, or any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound; or violate any Federal or Delaware law governing the banking or trust powers of the Trustee; or, to the best of the Trustee's knowledge, violate any order, rule or regulation applicable to the Trustee of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties.

      SECTION 7.4. Reliance; Advice of Counsel. (a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or other authorized officers of the relevant party as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

      (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Trustee: (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and which opinion or advice states that such action is not contrary to this Agreement or any Basic Document.

      SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created Chase Manhattan Bank Delaware acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

      SECTION 7.6. Trustee Not Liable for Trust Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Trustee on the Trust Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document, of the Trust Certificates (other than the signature and countersignature, if any, of the Trustee on the Trust Certificates) or of the Indenture Notes or the Class B Notes, or of any Receivable or related documents. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any of the Financed Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement, the Class B Holders under the Class B Notes or the Indenture Noteholders under the Indenture, including: (a) the existence, condition and ownership of any Financed Equipment, (b) the existence and enforceability of any insurance thereon, (c) the existence and contents of any Receivable on any computer or other record thereof, (d) the validity of the assignment of any Receivable to the Trust or of any intervening assignment, (e) the completeness of any Receivable, (f) the performance or enforcement of any Receivable, and (g) the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Trustee.

      SECTION 7.7. Trustee May Not Own Notes. The Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Notes or otherwise extend credit to the Issuer. The Trustee may otherwise deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer with the same rights as it would have if it were not the Trustee.


                              ARTICLE VIII
                         Compensation of Trustee


      SECTION 8.1. Trustee's Fees and Expenses. The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Trustee, and the Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

      SECTION 8.2. Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may at any time be imposed on, incurred by or asserted against the Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from: (a) such Indemnified Party's willful misconduct or negligence or (b) with respect to the Trustee, the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Trustee. The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

      SECTION 8.3. Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Estate immediately after such payment. The Trustee shall also be entitled to interest on all advances at a rate equal to: (a) the rate publicly announced by The Chase Manhattan Bank, as its prime rate from time to time plus (b) 3.5%.


                               ARTICLE IX
                     Termination of Trust Agreement


      SECTION 9.1. Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect: (i) upon the final distribution by the Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the Indenture, the Sale and Servicing Agreement and Article V or (ii) at the time provided in Section 9.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Depositor as described in Section 9.2, shall not: (x) operate to terminate this Agreement or the Trust, (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

      (b) Except as provided in Section 9.1(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

      (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.1(c) of the Sale and Servicing Agreement stating: (i) the Payment Date upon which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to
Section 5.2.

      In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and to receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the Depositor.

      (d) Upon the termination of the Trust, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 (or successor section) of the Trust Statute.

      SECTION 9.2. Dissolution upon Bankruptcy of the Depositor. In the event that an Insolvency Event shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.1 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee shall have received written instructions from:
(i) the Holders (as defined in the Indenture) of A-1 Notes representing more than 50% of the Outstanding Amount of the A-1 Notes, (ii) the Holders (as defined in the Indenture) of A-2 Notes representing more than 50% of the Outstanding Amount of the A-2 Notes, (iii) the Holders (as defined in the Indenture) of A-3 Notes representing more than 50% of the Outstanding Amount of the A-3 Notes, (iv) Class B Noteholders of Class B Notes representing more than 50% of the Outstanding Amount of the Class B Notes,
(v) Certificateholders (other than the Depositor) holding Certificates representing more than 50% of the Certificate Balance (not including the principal amount of Trust Certificates held by the Depositor), (vi) the holders of interests in the Spread Account (other than the Depositor) having interests with a value in excess of 50% of all interests in the Spread Account held by such Persons and (vii) the Servicer, to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust.

      Promptly after the occurrence of any Insolvency Event with respect to the Depositor: (i) the Depositor shall give the Indenture Trustee and the Trustee written notice of such Insolvency Event, (ii) the Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders, the Class B Agent and the Indenture Trustee of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Trustee or the Depositor, give prompt written notice to the Indenture Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.2. Upon a termination pursuant to this Section, the Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement.


                                ARTICLE X
               Successor Trustees and Additional Trustees


      SECTION 10.1. Eligibility Requirements for Trustee. The Trustee shall at all times: (a) be a corporation satisfying the provisions of
Section 3807(a) of the Trust Statute and Section 26(a)(1) of the Investment Company Act of 1940, as amended, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, and (d) have (or have a parent that has) a rating of at least "Baa3" by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 10.2.

      SECTION 10.2. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If at any time the Trustee shall cease to be eligible in accordance with Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Trustee. If the Administrator shall remove the Trustee under the authority of the preceding sentence, the Administrator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee and payment of all fees owed to the outgoing Trustee.

      Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Trustee. The Administrator shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

      SECTION 10.3. Successor Trustee. Any successor Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as the Trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

      No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 10.1.

      Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Administrator shall mail notice of such appointment to all Certificateholders, the Class B Agent, the Indenture Trustee, the Indenture Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Administrator.

      SECTION 10.4. Merger or Consolidation of Trustee. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; and provided further, that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

      SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Equipment may at the time be located, the Administrator and the Trustee acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Person(s) approved by the Trustee to act as co-trustee(s), jointly with the Trustee, or separate trustee(s), of all or any part of the Trust Estate, and to vest in such Person(s), in such capacity and for the benefit of the Certificateholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section
10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

      Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

           (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

           (iii) the Administrator and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

      Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      The Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.


                               ARTICLE XI
                              Miscellaneous


      SECTION 11.1. Supplements and Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Depositor and the Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Indenture Noteholders, the Class B Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Indenture Noteholders, the Class B Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Indenture Noteholder, Class B Noteholder or Certificateholder.

      This Agreement may also be amended from time to time by the Depositor and the Trustee, with prior written notice to the Rating Agencies, with the written consent of (x) the Holders (as defined in the Indenture) of Indenture Notes evidencing not less than a majority of the Outstanding Amount of the Indenture Notes, (y) the Class B Noteholders of Class B Notes evidencing not less than a majority of the outstanding principal amount of the Class B Notes and (z) the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Indenture Noteholders, the Class B Noteholders or the Certificateholders; provided, however, that no such amendment shall: (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Indenture Noteholders, the Class B Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount and the Certificate Balance required to consent to any such amendment, without the consent of the holders of all the outstanding Indenture Notes, Class B and Certificates.

      Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, 10 days prior thereto), the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

      It shall not be necessary for the consent of Certificateholders, the Class B Noteholders, the Indenture Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

      Promptly after the execution of any amendment to the Certificate of Trust, the Trustee shall cause the filing of such amendment with the Secretary of State.

      Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

      SECTION 11.2. No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders in, to and under their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

      SECTION 11.3. Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee, the Indenture Noteholders and the Class B Noteholders, and nothing in this Agreement (other than Section 2.7), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

      SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, personally delivered or mailed by certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given upon receipt: (i) if to the Trustee, addressed to the Corporate Trust Office with a copy to The Chase Manhattan Bank, 450 West 33rd Street, 15th FLoor, New York, New York 10001, Attn: Structured Finance Services (ABS); (ii) if to the Depositor, addressed to Case Receivables II Inc., 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Corporate Secretary; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

      (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and its successors, the Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Certificateholder shall bind the successors and assigns of such Certificateholder.

      SECTION 11.8. Covenants of the Depositor. If: (a) the Certificate Balance shall be reduced by Realized Losses and (b) any litigation with claims in excess of $1,000,000 to which the Depositor is a party that shall be reasonably likely to result in a material judgment against the Depositor that the Depositor will not be able to satisfy shall be commenced by a Certificateholder during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied), the Depositor shall not pay any dividend to Credit, or make any distribution on or in respect of its capital stock to Credit, or repay the principal amount of any indebtedness of the Depositor held by Credit, unless: (i) after giving effect to such payment, distribution or repayment, the Depositor's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment. The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Indenture Notes, the Class B Notes, the Trust Agreement or any of the Basic Documents.

      SECTION 11.9. No Petition. The Trustee on behalf of the Trust, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Indenture Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Indenture Notes, this Agreement or any of the Basic Documents.

      SECTION 11.10. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the Servicer, the Administrator, the Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

      SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      SECTION 11.12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      SECTION 11.13. Administrator. The Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to this Agreement and the Basic Documents. Upon written request, the Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                             CHASE MANHATTAN BANK DELAWARE,
                               as Trustee


                             By:   /s/ John Cashin
                                -----------------------------
                               Name: John Cashin
                               Title: Senior Trust Officer


                             CASE RECEIVABLES II INC.,
                               as Depositor


                             By:   /s/ Robert A. Wegner
                                -----------------------------
                                  Name: Robert A. Wegner
                                  Title: Vice President



                                                                 EXHIBIT A
                                                        to Trust Agreement


                       FORM OF TRUST CERTIFICATES
                       --------------------------

REGISTERED                                                 $___________4/<FN4>
NUMBER R-___                                         CUSIP NO. 147440____

<FN4>
-------------------
4/ Denominations of $1,000 and integral multiples of $1,000 in excess thereof.</FN4>


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

              CASE EQUIPMENT LOAN TRUST 1996-B
               ____% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used agricultural and construction equipment and sold to the Trust by Case Receivables II Inc.

(This Trust Certificate does not represent an interest in or obligation of Case Receivables II Inc., Case Credit Corporation or Case Corporation, or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT CEDE & CO. is the registered owner of a _____________ DOLLAR ($___________) nonassessable, fully-paid, fractional undivided interest in the Case Equipment Loan Trust 1996-B (the "Trust") formed by Case Receivables II Inc., a Delaware corporation (the "Seller").

The Trust was created pursuant to a Trust Agreement dated as of September 1, 1996 (the "Trust Agreement"), between the Seller and Chase Manhattan Bank Delaware, as trustee (the "Trustee"). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of September 1, 1996, among the Trust, the Seller and Case Credit Corporation, as servicer (the "Servicer"), as applicable. This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates" (herein called the "Trust Certificates"). Issued under the: (a) Indenture dated as of September 1, 1996, between the Trust and Harris Trust and Savings Bank, as Indenture Trustee, are notes designated as "____% Class A-1 Asset Backed Notes," "____% Class A-2 Asset Backed Notes" and "____% Class A-3 Asset Backed Notes" (collectively, the "Indenture Notes") and (b) under the Note Purchase Agreement dated ______________, between the Trust and ______________, are notes designated as "Class B Asset Backed Notes" (with the Indenture Notes, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which holder is bound.

     Each Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Indenture Noteholders and the Class B Noteholders as described in the Sale and Servicing Agreement and the Indenture.

     It is the intent of the Seller, Servicer, Certificateholders and the Certificate Owners that, for purposes of Federal income, State and local income and franchise and any other income taxes measured in whole or in part by income, the Trust will be treated as a partnership, the assets of which are the assets held by the Trust, and the Certificateholders (including the Depositor (and its transferees and assigns) in its capacity as recipient of distributions from the Spread Account) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Trust Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Trust Certificate), agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

     Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or a beneficial interest in a Trust Certificate, acknowledges and agrees that the Seller is authorized to determine whether or not to cause the Trust to make the election contemplated in Internal Revenue Service Notice 95-14 to elect that the Trust be classified as a partnership for Federal income tax purposes in the event that the ability to make such election becomes available to the Trust, and acknowledges and agrees that the Seller is authorized to direct the Trustee to take such acts or actions as may be required to effectuate such election. Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or a beneficial interest in a Trust Certificate, agrees to take such actions (and direct the Trustee to take such acts or actions) as the Seller or Trustee shall reasonably request in order to effectuate such election.

     Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Seller or the Trust, or join in any institution against the Seller or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Indenture Notes, the Class B Notes, the Trust Agreement or any of the Basic Documents.

     The Trust Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, Case Credit Corporation, the Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents.

     The Certificates may not be acquired by or for the account of: (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (a "Benefit Plan"). By accepting and holding this Certificate, each of the Holder hereof and, if applicable, Certificate Owners hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     This Trust Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed.


                CASE EQUIPMENT LOAN TRUST 1996-B

                By: CHASE MANHATTAN BANK DELAWARE,
                not in its individual capacity, but
                solely as Trustee


                By:______________________________________
                   Name:_________________________________
                   Title:________________________________



                 TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

CHASE MANHATTAN BANK DELAWARE,
as Trustee


     By:_______________________
           Authorized Officer

           OR

By: THE CHASE MANHATTAN BANK,
as Authenticating Agent

     By:______________________
           Authorized Officer


Date:  September ____, 1996



                             ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE


---------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


---------------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


-------------------------------------------------------- Attorney to
transfer said Trust Certificate on the books of the Certificate
Registrar, with full power of substitution in the premises.

Dated:                                                 _____*

Signature Guaranteed:


                                                       _____*


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.



                                                                  EXHIBIT B
                                                         to Trust Agreement


                         CERTIFICATE OF TRUST OF
                    CASE EQUIPMENT LOAN TRUST 1996-B


     This Certificate of Trust of CASE EQUIPMENT LOAN TRUST 1996-B (the "Trust"), dated as of September ____, 1996, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a trust under the Delaware Business Trust Act (12 Del.
Code   3801 et seq.).

     1. Name. The name of the trust formed hereby is CASE EQUIPMENT LOAN TRUST 1996-B.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration Department.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                             CHASE MANHATTAN BANK DELAWARE,
                             not in its individual capacity,
                             but solely as trustee under a Trust
                             Agreement dated as of
                             September 1, 1996


                             By:____________________________________
                               Name:________________________________
                               Title:_______________________________